Exhibit 99.1

Sundance Energy Inc. Receives Notice Regarding Non-Compliance with Nasdaq Continued Listing Standards

DENVER, APRIL 17, 2020 (GLOBE NEWSWIRE) – Sundance Energy Inc. (NASDAQ: SNDE) (“Sundance” or the “Company”) today announced that on April 13, 2020, it received notice from The Nasdaq Stock Market LLC (“Nasdaq”) that the Company is not presently in compliance with the Nasdaq continued listing rules since the Company has not yet filed its Form 10-K for the period ended December 31, 2019.

In accordance with applicable Nasdaq listing rules, the Company plans to timely notify Nasdaq that it intends to pursue actions to file its Form 10-K as soon as practicable. Nasdaq provides for a period of 60 days following receipt of the notice for the Company to submit a plan to regain compliance for continued listing on the exchange. The notice has no immediate impact on the listing of the Company’s common stock, which will continue to trade on Nasdaq, subject to the Company’s compliance with the other continued listing requirements.

About Sundance Energy Inc.

Sundance Energy Inc. is an independent energy exploration and production company located in Denver, Colorado. The Company is focused on the acquisition and development of large, repeatable oil and natural gas resource plays in North America. Current activities are focused in the Eagle Ford. A comprehensive overview of the Company can be found on Sundance’s website at www.sundanceenergy.net.

Cautionary Statement Regarding Forward-Looking Statements

This press release contains certain forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements are identified by the use of the words “project,” “believe,” “estimate,” “expect,” “anticipate,” “intend,” “contemplate,” “foresee,” “would,” “could,” “plan,” and similar expressions that are intended to identify forward-looking statements, which are generally not historical in nature. These forward-looking statements are based on management’s current expectations and beliefs concerning future developments and their potential effect on Sundance. While management believes that these forward-looking statements are reasonable as and when made, there can be no assurance that future developments affecting Sundance will be those that are anticipated. Sundance’s forward-looking statements involve significant risks and uncertainties (some of which are beyond Sundance’s control) and assumptions that could cause actual results to differ materially from Sundance’s historical experience and present expectations or projections. These include, but are not limited to, risks or uncertainties associated with our previously completed redomiciliation (including the ability to recognize any benefits therefrom), our ability to complete our Annual Report on Form 10-K, our ability to regain compliance Nasdaq listing rules, the discovery and development of oil and natural gas reserves, cash flows and liquidity, business and financial strategy, budget, projections and operating results, oil and natural gas prices, amount, nature and timing of capital expenditures, including future development costs, availability and terms of capital and general economic and business conditions, including the impact of the outbreak of COVID-19 coronavirus. You are cautioned not to place undue reliance on forward-looking statements contained in this press release, which speak only as of the date of this press release. Forward-looking statements also are affected by the risk factors described in Sundance’s 20-F filing for the fiscal year ended December 31, 2018, as may be amended, and those set forth from time-to-time in other filings with the SEC. Sundance undertakes no obligation to publicly update or revise any forward-looking statements after the date they are made, whether as a result of new information, future events or otherwise.

For more information, please contact:

John Roberts VP Finance & Investor Relations Tel: (720) 638-2400	Eric McCrady Chief Executive Officer Tel: (303) 543-5703